Exhibit 10.24

COMMERCIAL
LEASE

1.                                       Basic Provisions (“Basic Provisions”).

A.                                   Parties: This Lease (“Lease”), dated January 21st, 2010 (“Effective Date”), is made by and between System II, LLC, a California limited liability company (“Lessor”) and Wilshire State Bank, a California Corporation (“Lessee”) and collectively the “Parties” or individually a “Party”.

B.                                     Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, in the Project located at the Southeast corner of Carmenita Road and Artesia Boulevard with an address of 17500 Carmenita Road, Cerritos, California, 90703, containing 5,702 square feet of floor area, and further illustrated on Exhibit A (“Site Plan”) attached hereto (“Premises”) and in the building containing the Premises (“Building”). In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the Building and to the Common Areas (as defined in Section 2.7), but shall not have any rights to the roof (other than as described in Section 7.2). The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.”

C.                                     Parking: Lessee shall be entitled to the non-exclusive use of vehicle parking spaces at no charge to Lessee (“Parking Spaces”) as shown on Exhibit A (Site Plan) and further defined in Section 2.5.

D.                                    Original Term: Subject to extension pursuant to Section 3.4 below, Seven (7) Years (“Original Term”) commencing upon the Rent Commencement Date. The Original Term shall expire on January 31, 2017 (“Expiration Date”).

The Lease Commencement Date (“Commencement Date”) and Base Rent shall commence on February 1, 2010. (“Rent Commencement Date”).

E.                                      Anticipated Possession Date: (“Anticipated Possession Date”). Not applicable.

F.                                      Initial Base Rent: Minimum Monthly Rent for the Premises shall be as follows:

MONTHS	RENT
1-24	$9,000.00/mo/NNN
25-48	$10,500.00/mo/NNN
49-60	$10,815.00/mo/NNN
61-72	$11,139.45/mo/NNN
73-84	$11,473.65/mo/NNN

(“Base Rent”), payable on the first day of each month commencing on the Rent Commencement Date in addition to Lessee’s Share of Operating Expenses, Real Estate Taxes, and Insurance Costs (as further described in Section G below).

G.                                     Lessee’s Percentage Share for purposes of calculating Operating Expenses, Real Estate Taxes, and Insurance Costs: (“Lessee’s Share”). Lessee’s Share has been calculated by dividing the approximate square footage of the Premises by the leasable square footage contained in that portion of the Project for which Lessor is paying Operating Costs, property taxes as defined herein (“Property Taxes”), and insurance premiums for property and liability insurance required to be carried by Lessor (“Insurance Costs”) (collectively those actions being the “Services”) and Lessee shall be responsible to Lessor for the costs of such Services according to Lessee’s Share.

Lessee’s Share as a percentage for determining Common Area Operating Costs is estimated to be 13.76%.

H.                                    Base Rent and Other Monies Paid Upon Execution: Intentionally deleted.

I.                                         Guarantor: Intentionally deleted.

J.                                        Attachments. Attached hereto are the following Addendum and Exhibits, all of which constitute a part of this Lease:

Addendum #1 consisting of Sections 50 through 51;

Exhibit A consisting of a site plan depicting the Premises and the Project;

Exhibit B consisting of a current set of the Rules and Regulations for the Project;

K.                                    Renewal Options. Two (2) Renewal Options for Five (5) Lease Years (see Section 3.4)

2.                           Premises.

(1)                      Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation.

Within thirty (30) days following Lessee’s initial opening for business in the Premises, Lessee shall have the right to have its architect or contractor re-measure the Premises from the exterior surface of exterior walls and from the center line of any common demising walls, and if the square footage of the Premises is less or more than that provided herein, the parties shall amend the Lease and reduce or increase Lessee’s rental obligations proportionately. If Lessee does not complete such remeasurement and provide the results to Lessor within said thirty (30) day period, Lessee shall be deemed to have waived its right to do so hereunder.

(2)                      Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris with Lessor’s Work substantially complete on the Delivery Date (as defined in Section 3.3), and Lessee agrees to accept the Premises except for the presence of any Hazardous Materials (hereinafter defined), latent defects in the structural portions of the Premises, which are reported by Lessee in writing to Lessor. Provided the required service contracts described in Section 7.1(b) below are obtained by Lessee and in effect within thirty (30) days following the Commencement Date, Lessor warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and for a period of six (6) months thereafter, that the structural elements of the roof, bearing walls and foundation of the Premises shall be free of material defects, and that the Premises does not contain any mold or fungi at levels defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Commencement Date, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) six (6) months as to the HVAC systems, and (ii) one hundred and eighty (180) days as to the remaining systems and other elements of the Premises. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls or other repairs for which Lessor is responsible under this Lease).

The term “Substantially Complete” shall mean the date the project architect has certified that Lessor’s Work is substantially complete and that Lessee can physically occupy or take possession of the space, subject to the minor punch-list items, items which constitute Lessee’s work, and the Premises are in clean and operating condition. The project architect shall determine said “Substantial Completion” based upon the generally accepted professional standards of the American Institute of Architects, and not as an advocate, consultant, or agent for either Lessee or Lessor.

Notwithstanding Lessee’s acceptance of delivery of the Premises hereunder, Lessee shall have the right to provide Lessor with a so-called “punch list” of defects or deficiencies in Lessor’s work (if any is to be performed under this Lease prior to delivery of possession to Lessee), or latent defects in the Building and/or the Premises which require repair, completion, correction or revision to satisfy Lessor’s obligations under this Lease. Lessor shall promptly commence the necessary work, and shall diligently and continuously pursue same to completion, within thirty (30) days from the date of Lessee’s notice. If such items are not cured within said time period, unless such items cannot be reasonably cured within such time frame but are being diligently and in good faith pursued to completion by Lessor, Lessee (in addition to any and all other rights and remedies to which Lessee may be entitled at law or in equity) shall have the right, but not the obligation, to cure such items at Lessor’s expense and on Lessor’s behalf. In such event, Lessor shall reimburse Lessee for all reasonable costs and expenses incurred by Lessee in curing such items within thirty (30) days of Lessor’s receipt of written demand by Lessee, which shall be accompanied by supporting documentation sufficient for Lessor to verify the nature, scope and cost of the work performed. If Lessor fails to reimburse Lessee within said period, Lessee shall thereafter have the right to offset and deduct such amounts from fifty percent (50%) of the payments next coming due from Lessee to Lessor, until such amounts have been recovered by Lessee.

(3)                      Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Commencement Date (“Applicable Requirements”). Lessee shall be responsible for determining whether or not the Applicable Requirements and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. Said warranty does not apply to the use to which Lessee will put in the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use or to any Alterations or Utility Installations [as defined in Section 7.3(a)] made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of non-compliance with this warranty within twelve (12) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Section 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by Lessees in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds nine (9) months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to nine (9) months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises that requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date no more than ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises provided, however, that if such Capital Expenditure is required during the last two (2) years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure after thirty (30) days prior written notice, Lessee may advance such funds and deduct same, with Interest, from fifty percent (50%) of the Base Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Base Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

(4)                      Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises.

(5)                      Vehicle Parking. Lessee shall be entitled to the non-exclusive use of Parking Spaces as described in Section 1(c) on those portions of the parking area as further described in Exhibit A. The Parking Spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Section 2(9). No vehicles other than Permitted Size Vehicles may be parked in the Parking Spaces without the prior written permission of Lessor. In addition:

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles on the Parking Spaces.

(c) If Lessee permits or allows any of the prohibited activities described in this Section 2.5, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(6) Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other Lessees of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

(7) Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any reasonable and non-discriminatory rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Only the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time, shall permit any such storage. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

(8) Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or Lessees of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such reasonable and non-discriminatory Rules and Regulations, and to use reasonable efforts cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other Lessees of the Project, but Lessor shall use reasonable efforts to enforce same uniformly and in a non-discriminatory fashion.

(9) Common Areas - Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available, provided that Lessee shall have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

Lessor shall not make or permit any changes, improvements or utilization of the Project or any premises therein which would (i) adversely affect visibility of the Premises or Lessee’s signage therein or thereon, (ii) adversely affect Lessee’s ability to utilize the Premises for the purposes permitted under this Lease and to conduct Lessee’s business therein, or (iii) reduce the number or convenience of those parking spaces located in commercial proximity to the Premises. In event of a violation of the foregoing, Lessee’s rental obligations under this Lease shall abate in proportion to the degree of interference, such abatement to continue until the interference is cured. If such interference is material, and is not cured within sixty (60) days of the date of Lessor’s receipt of Lessee’s notice of such violation, Lessee shall have the right, at Lessee’s sole discretion and in addition to any and all other remedies to which Lessee may be entitled at law or in equity, to terminate this Lease upon written notice to Lessor.

In exercising any of the rights granted to it under this Lease, including without limitation this Section 2(9), Lessor shall use its best efforts to eliminate any interference with Lessee’s business operations in the Premises. If, as a result of Lessor’s exercise of any of its rights under this Lease, Lessee is unable to conduct its normal business operations in the Premises within ten (10) days of written notice from Lessor, all rent and additional rent payable to Lessor under this Lease shall abate in proportion to the degree of interference, until such interference has been cured.

3.                                                               Term.

(1) Term. The Commencement Date, the Rent Commencement Date, the Expiration Date and Original Term of this Lease are as specified in Section 1(D) of this Lease.

(2) Early Possession. Intentionally deleted.

(3) Delay in Possession. Intentionally deleted.

(4) Options to Extend Term. Provided Lessee shall not at the time of exercise then be in default under the terms and conditions of the Lease, Lessee shall have the right to exercise an option (individually “Option” and collectively, “Options”) to extend the Term for up to two (2) consecutive additional periods of five (5) years each (each an “Option Term”). Such Options shall apply only to Lessee’s entire Premises, shall each be for a term that shall begin immediately following Lessee’s then Term and shall be exercised by Lessee by giving written notice to Lessor not less than six (6) months prior to the expiration of the then current Term of this Lease. If Lessee exercises any Option to extend the Term, Lessee shall continue to lease the Premises for such Option Term upon the same terms and conditions set forth in this Lease except that the Minimum Monthly Rent payable by Lessee to Lessor during each such Option Term shall be adjusted as follows:

(a) On the First Adjustment Date, the Minimum Monthly Rent payable during the first year of the first Option Term shall be increased to one hundred three percent (103%) of the Minimum Monthly Rent applicable immediately preceding the expiration of Lessee’s then term.

(b) On each subsequent annual Adjustment Date, the Minimum Monthly Rent shall be adjusted to an amount equal to one hundred three percent (103%) of the Minimum Monthly Rent applicable immediately preceding the expiration of Lessee’s then term.

(c) Notwithstanding any other provisions of this Lease, the Minimum Monthly Rent shall increase by three percent (3%) per year.

(d) The term “Adjustment Date” as used in this Lease shall mean February 1, 2017, (“First Adjustment Date”), and each succeeding anniversary of the First Adjustment Date.

4.                                                                 Rent.

(1) Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

Included as part of Rent, Lessor shall provide Lessee with the Services which shall include twenty-four (24) hour access to and use of the Premises and Common Areas reasonably necessary for use of the Premises; reasonable quantities of electric current for receptacles; standard fluorescent lighting; heat, ventilation, and air-conditioning (M-F: 8:00 a.m. to 6:00 p.m., Sat: 8:00 a.m. to 1:00 p.m.) for the comfortable use and occupation of the Premises during Business Hours; reasonable access to and use of intra-Building telephone network cabling; Notwithstanding the foregoing, Lessor may change the Services, provided such changes are reasonable and nondiscriminatory, or are made to comply with any government restriction, requirement or standard. Lessor may restrict Services as Lessor deems reasonable during any invasion, mob, riot, public excitement or other similar circumstance.

The Services (which include the costs associated therewith) shall also include:

1.         All costs incurred by Lessor relating to the ownership and operation of the Project other than janitorial costs for the Premises.

2.         The Base Real Property Taxes (as defined in Section 10).

3.             Insurance Costs (as defined in Section 8).

4.          The cost of water, gas, electricity and telephone to service the Common Areas.

5.          The cost of any capital repair or replacement to the Building or the Project not covered under the provisions of Section 2(3) provided; however, that Lessor shall allocate the cost of any such capital improvement over the reasonable useful service life of the item in question.

6.          Any other services to be provided by Lessor that are stated elsewhere in this Lease to be an Operating Expense.

Lessee shall have the right, provided that Lessee is not then in default of this Lease past the expiration of the applicable notice and cure period, to audit and inspect the books and records of Lessor with respect to any cost or item which is passed through to Lessee, upon ten (10) days advance, written notice by Lessee to Lessor. Lessor shall cooperate with Lessee in providing Lessee reasonable access to its books and records during normal business hours at Landlord’s headquarters for this purpose. If the results of the audit show an overcharge to Lessee of more than five percent (5%) of the actual amount owed by Lessee, then Lessor shall pay the reasonable costs of such audit, and in any case, whether or not Lessee is entitled to reimbursement of its audit costs, Lessor shall credit or refund to Lessee any overcharge of such items as discovered by the audit within thirty (30) days of completion of such audit. In the event such audit discloses an undercharge of such items as billed to Lessee, Lessee shall pay Lessor the amount of such undercharge within thirty (30) days of completion of such audit.

(2) Payment

Lessor shall, throughout the Term and any extensions thereof, pay one hundred percent (100%) of the cost of the Services. Lessee shall, throughout the Term or any extensions thereof, reimburse Lessor for the cost of the Services multiplied by Lessee’s Share.

Lessee shall reimburse Lessor’s reasonable charge for any Services not required to be provided to the Premises but requested by Lessee. Modifications to Services or Leasehold improvements (including Metering) required due to concentration of personnel or office equipment, or the use of office equipment that generates unusual heat or consumes unusual amounts of electricity shall be made at Lessee’s sole cost and expense.

Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any statement or invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment that is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of Twenty Five Dollars and No Cents ($25.00) in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5.                                                               Security Deposit. Intentionally deleted.

6.                                                               Use.

Lessee shall be permitted to use and occupy the for the sole purpose of operating a banking business and for no other purpose without Lessor’s consent (the “Agreed Use”).

Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and Seeing Eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within seven (7) days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use. Lessee shall not use the Premises, or permit anything to be done in or about the Premises, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes or other alterations not related to or affected by Lessee’s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Lessor and Lessee.

(2) Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal. transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises that constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefore. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, its agents, employees, or contractors or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee, or other contamination outside the Premises caused by third (3rd) parties not acting on Lessee’s behalf). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigation and Remediation. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in Section 7.3(a)) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition [see Section 9.1(e)] occurs during the term of this Lease, unless Lessee is legally responsible therefore (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Section 6(2)(d) and Section 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or One Hundred Thousand Dollars and No Cents ($100,000.00), whichever is less, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or One Hundred Thousand Dollars and No Cents ($100,000.00), whichever is less. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation, as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination. Lessor shall not terminate this Lease hereunder unless Lessor also terminates the leases of all other similarly-situated or similarly-affected Lessees.

(3) Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the Commencement Date. Lessee shall, within ten (10) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

(4) Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Section 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. Lessor shall pay the cost of any such inspections unless a violation of Applicable Requirements, or a Hazardous Substance condition (see Section 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority as a result of Lessee’s specific use. In such case, Lessee shall, upon request, reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within ten (10) days of the receipt of written request therefore.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

(1) Lessor’s Obligations

(a) In General. Subject to the provisions of Section 2.2 (Condition), 2.3 (Compliance), 6.3(Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessor, subject to Section 4.2, shall keep in good order, condition and repair the foundations, roof and roof surface structural ceiling, floor slab, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the Services pursuant to Section 4.2 including, but not limited to, all equipment or facilities which serve the Premises, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessee pursuant to Section 7.2. Lessor shall not be obligated to paint the interior surfaces of exterior walls but shall be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

Lessor shall also be responsible for maintaining, repairing and (when needed) replacing the drains, gutters and downspouts, building facade, any mechanical, electrical, plumbing or life safety systems which either (i) do not exclusively serve the Premises, or (ii) are embedded or concealed within walls or below the floor surface and were not so installed by Lessee.

(2) Lessee’s Obligations

Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located including but not limited to additional HVAC or other Utility Installations), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises). Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Section 7.1(b). Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(3) Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Section 7.4(a).

(b) Consent. Lessee has previously built out and currently occupies the Premises, but shall not make any further Alterations or Utility Installations to the Premises without Lessor’s prior written consent, which shall not be unreasonably withheld. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they do not involve puncturing, relocating or removing the roof or any existing structural walls, will not adversely affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof does not exceed Two Hundred Fifty Thousand Dollars and No Cents ($250,000.00) in any instance (“Alteration Cap”). Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor, which shall not be unreasonably withheld. Lessor may, as a precondition to granting such approval for roof work, require Lessee to utilize a contractor chosen and/or reasonably approved by Lessor, provided the costs are competitive and reasonable. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.

(c) Signage.                               Lessee shall have the right to continue to utilize its existing signage on the exterior wall of the Premises and on the Project’s monument and pylon sign.

(d) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one hundred fifty percent (150%) of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

Any Alterations or Utility Installations, or Signage shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs exceed the Alteration Cap, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one hundred fifty percent (150%) of the estimated cost of such Alteration or Utility Installation

(4) Ownership; Removal; Surrender; and Restoration.

(a) Ownership. All Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. All Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises or caused by any third party not acting on Lessee’s behalf) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Section 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Section 26.

8.                                                                Insurance; Indemnity.

(1) Payment of Insurance Costs.

(a) As used herein, the term “Insurance Costs” is defined as any actual costs of the insurance applicable to the Building and/or the Project and required to be carried by Lessor, pursuant to Sections 8.2(b), 8.3(a) and 8.3(b), (“Required Insurance”) calculated on an annual basis. Insurance Costs shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, prorata share of the total deductible paid by Lessor in the event of a claim provided that the total deductible in no event is greater than Five Thousand Dollars and No Cents ($5000.00), and/or a general premium rate increase. The term Insurance Costs shall not, however, include any premium increases resulting from the nature of the occupancy of any other Lessee of the Building.

(b) Lessee shall pay Lessee’s Share of the Insurance Costs as part of Services to Lessor pursuant to Section 4. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

(2) Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Section 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

(3) Property Insurance - Building, Improvements.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises, the Building, and the common areas. The amount of such insurance shall be equal to the full insurable replacement cost of the same, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Section 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed Five Thousand Dollars and No Cents ($5,000.00) per occurrence.

(b) Lessee’s Improvements. Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

(4) Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed Ten Thousand Dollars and No Cents ($10,000.00) per occurrence. Lessee shall use the proceeds from any such insurance for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts that will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to loss of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

(5) Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide” or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything that invalidates the required insurance policies. Lessee shall, prior to the Delivery Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

(6) Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

(7) Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises or Common Areas by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters without any actual fault by Lessor, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

Notwithstanding the foregoing, (i) Lessee shall not be obligated to indemnify or defend Lessor in any action arising out of the gross negligence or willful misconduct of Lessor, its agents, employees or contractors, and (ii) Lessor shall indemnify, hold harmless and defend Lessee from and against any and all claims arising out of incidents occurring in the Common Areas which are not the result of the negligence or misconduct of Lessee.

(8) Exemption of Lessor and its Agents from Liability. Unless caused by the negligence, willful misconduct or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other Lessee of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy (ies) that Lessee is required to maintain pursuant to the provisions of Section 8.

(9) Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to ten percent (10%) of the then existing Base Rent. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.                                                                 Damage or Destruction.

(1) Definitions.

(a)            “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items that Lessee has the responsibility to repair or replace pursuant to the provisions of Section 7.1.

(b)           “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in twelve (12) months but not less than 6 months from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)            “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event actually covered or required to be covered by the insurance described in Section 8.3 (a), irrespective of any deductible amounts or coverage limits involved.

(d)           “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)            “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Section 6.2 (a), in, on, or under the Premises which requires repair, remediation, or restoration.

(2) Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is Ten Thousand Dollars and No Cents ($10,000.00) or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to affect such repair, the Party responsible for providing such insurance shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefore. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Section 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

(3) Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Lessor shall not terminate this Lease hereunder unless Lessor also terminates the leases of all other similarly-situated or similarly-affected Lessees. Such termination shall be effective thirty (30) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

(4) Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate thirty (30) days following such Destruction. If the damage or destruction was caused by the negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Section 8.6.

(5) Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds six (6) month’s Base Rent, whether or not an Insured Loss, Lessor or Lessee may terminate this Lease effective thirty (30) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right to cancel this Lease upon written notice to Lessor in the event any damage to the Premises cannot be repaired within twelve (12) months from the date of loss.

(6) Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be equitably abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. Lessee shall perform all other obligations of Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such thirty (30) days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

(7) Termination; Advance Payments. Upon termination of this Lease pursuant to Section 6.2(g) or Section 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

(8) Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.                                                          Real Property Taxes.

(1) Definitions.

(a) “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

Lessee shall not be required to pay its share of any penalties, interest, late payments or the like resulting from Lessor’s late payment of taxes. In the event any taxes or assessments are payable over time without penalty to Lessor, Lessee’s pro rata share thereof shall be calculated as if such assessments were being paid by Lessor over the longest period of time permitted by applicable law. In no event shall Lessee be responsible to pay any rent taxes (except to the extent the same are directly assessed against Lessee by the taxing authority), gross sales taxes, franchise taxes, capital stock taxes, inheritance, estate, succession, transfer, gift or other tax which is measured in any manner by the income or profit of Lessor, or any portion of any special assessment first assessed prior to the Commencement Date to fund, in whole or in part, the construction, development, redevelopment or renovation of the Project.

(2) Payment of Taxes. Except as otherwise provided in Section 10.3, Lessor shall pay the Real Property Taxes applicable to the Project and said payments shall be included in the calculation of Lessee’s Share with respect to the costs for Services in accordance with the provisions of Section 4.

(3) Additional Improvements. Costs for Services shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Section 10(2) hereof, Lessee shall, however, pay to Lessor at the time the costs for Services are payable under Section 4, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

(4) Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive, absent a good-faith objection by Lessee.

(5) Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.                                                          Utilities and Services.

Lessee shall pay for all commercially reasonable amounts of water, gas, heat, light, power supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Section 4, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. Lessor shall not be liable in any respect whatsoever (other than providing the equitable abatement of rent) for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

Notwithstanding anything to the contrary contained in this Lease, in the event of any interruption in any utility service due to the negligence or willful misconduct of Lessor, its agents, employees or contractors, which interruption renders the Premises wholly or partially unusable for the reasonable operation of Lessee’s business therein for a period of forty-eight (48) consecutive hours, Rent shall thereafter equitably abate during such period in proportion to the degree to which Lessee’s use of the Premises is impaired.

Lessee, at its sole option and discretion and at Lessee’s sole cost and expense, shall have the right to install separate check meters to measure utilities actually consumed at the Premises, and if Lessee does so, from and after the date of such installation, Lessee’s utility charges shall be based upon actual consumption of utilities as measured by Lessee’s check meter(s).

12.                                                          Assignment and Subletting.

(1) Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

(b) So long as the Premises continue to be operated according to Article 6, no change in the control of Lessee shall constitute an assignment requiring consent.

(c) Intentionally Deleted

(d) An assignment or subletting without consent shall, be a Default curable after notice per Section 13.1(c). Further, in the event such Default is not timely cured, Lessor, at Lessor’s option may either 1) terminate the Lease without necessity of any notice or grace period, or 2) provide that all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to one hundred ten percent (110%) of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Section 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief,

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a diminimus portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

(2) Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of Five Hundred Dollars and No Cents ($500.00) as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing in Lessor’s sole and absolute discretion.

Notwithstanding anything to the contrary in this Lease, Lessee shall have the right, without need of Lessor’s prior consent, to assign this Lease or to sublet all or any portion of the Premises to (i) any person or entity acquiring all or substantially all of Lessee’s corporate stock or assets, (ii) the surviving entity in any merger, reorganization or consolidation, (iii) any parent, affiliate, subsidiary of Lessee, or to any duly authorized, bona-fide franchisee, licensee, agent or distributor of either of them, or (iv) if this Lease has been assigned to such franchisee, licensee, agent or distributor, such party may assign this Lease to its franchisor, licensor, or supplier. The foregoing are hereinafter collectively referred to as “Permitted Transferees”, and an assignment or sublease to or with a Permitted Transferee is hereinafter referred to as a “Permitted Transfer”. Any and all options granted to Lessee under any of the provision(s) of this Lease may be exercised by a Permitted Transferee. Lessee’s right to enter into a Permitted Transfer shall be subject to the following conditions:

(a)        Lessee shall provide Lessor with a fully-executed copy of the applicable sublease or assignment upon the closing of such transaction;

(b)       Lessee’s Permitted Transferee shall (in the case of an assignment of this Lease) assume in writing for benefit of Lessor, in a form and substance reasonably acceptable to Lessor, all obligations imposed under this Lease upon Lessee, and any sublease to a Permitted Transferee shall be subordinate and subject to the terms, covenants and conditions of this Lease;

(c)        All past due sums owing under this Lease shall be paid to Lessor concurrent with the closing of any Permitted Transfer;

(d)       Lessee shall promptly provide Lessor with such business and financial information on the Permitted Transferee as Lessor may reasonably request;

(e)        No Permitted Transfer shall relieve Lessee of Lessee’s ongoing primary liability and responsibility for performance of all of the terms, covenants and conditions of this Lease.

All proceeds received by Lessee in connection with any assignment or subletting shall belong to Lessee. Lessee shall be entitled to retain all consideration paid to Lessee on account of Lessee’s good will, fixtures, furnishings, equipment, inventory, and intangibles such as trademarks, intellectual property, receivables, etc. Any and all rights granted to Lessee under this Lease may be exercised by a Permitted Transferee, or by any assignee or sublessee who has been approved by Lessor.

If Lessor does not respond to any request for Lessor’s consent hereunder within thirty (30) days of Lessor’s receipt thereof, and any additional information reasonably requested by Lessor to consider Lessee’s request, Lessor shall be deemed to have consented to the proposed transfer, assignment or subletting.

(3) Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, (i) require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease or (ii) terminate the sublease and provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) (Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without first complying with the provisions of this Article 12.

Lessee shall continue to be primarily obligated for all rentals and other charges for the term of the Lease and pursuant to such other terms and conditions contained in the Lease and shall continue to be primarily obligated for all rentals and other charges for the term of any sublease which Lessee executes for the entire term of such sublease in the event Lessee’s guarantee obligations under this Lease expire prior to the expiration of such sublease term.

13.                                                         Default; Breach; Remedies.

(1) Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Section 8(3) is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism. Lessee shall not be deemed to have abandoned the Premises nor shall Lessee be in violation of this Lease in the event that the Premises are closed (i) for repairs, renovation or remodeling, or (ii) by reason of Force Majeure, casualty or condemnation, or (iii) when such absence is excused under any provision of this Lease, or (iv) at any time that Lessee is in good faith negotiations for a potential assignment of this Lease or a subletting of the Premises.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c) The commission of waste act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 10 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Section 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Section 2.9 hereof, other than those described in subsections 13(1)(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subsection is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

(2) Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to one hundred fifteen percent (115%) of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefore. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy that Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Section 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Section 13(.)was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Section 13.1. In such case, the applicable grace period required by Section 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the State of California. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

(3)    Inducement Recapture. Intentionally Deleted

(4) Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to five percent (5%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

Said late charge shall not be payable in connection with the first instance of late payment in any calendar year, so long as all past due amounts are paid in full within five (5) days of Lessee’s receipt of written notice from Lessor.

(5) Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of ten percent (10%) per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Section 13.4.

(6) Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Section, a reasonable time shall in no event be less than for (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to fifty percent (50%) of one month’s Base Rent until cured, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.                                                          Condemnation.

If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If so much of the Premise is taken by Condemnation that the remainder is unsuited for the operation of Lessee’s business therein, in Lessee’s reasonable business judgment, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, provided that Lessee shall be entitled to initiate its own independent action to seek separate compensation from the condemning authority for the value of its leasehold estate. Lessee’s relocation expenses, loss of business goodwill and/or fixtures, Trade Fixtures and equipment, without regard to whether or not this Lease is terminated pursuant to the provisions of this Section. In addition, all Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefore. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.                                                         Brokerage Fees. Intentionally deleted.

16.                                                         Representations and Indemnities of Broker Relationships.

Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with this Lease, and that no one is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

17.                                                         Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within fifteen (15) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such fifteen (15) day period, the Responding Party shall be deemed to have agreed that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one (1) month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be available to Lessee and Guarantors and reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

18.                                                         Definition of Lessor.

The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Section 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

19.                                                         Severability.

The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

20.                                                           Days.

Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

21.                                                           Limitation on Liability.

The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to Lessor’s interest in and to the Project, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

22.                                                           No Prior or Other Agreements; Broker Disclaimer.

This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.                                                           Notices.

(1) Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, return receipt requested, and shall be deemed given on the date of delivery or refusal to accept delivery, as the case may be, if served in a manner specified in this Section 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

(2) Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery or refusal to accept delivery or inability to deliver, as shown on the receipt card. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given upon the date of receipt or refusal to accept delivery or inability to deliver, as the case may be, as evidenced by the delivery receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

(3) Notice Addresses.

For purposes of Notices to LANDLORD:

Systems II LLC

C/O Excel Property Management

9034 W. Sunset Blvd.

West Hollywood, CA 90069

For purposes of Notices to TENANT:

Wilshire State Bank

3200 Wilshire Boulevard

Los Angeles, CA 90010

24.                                                           Waivers.

No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.                                                           Disclosures Regarding the Nature of a Real Estate Agency Relationship. Intentionally deleted.

26.                                                           No Right To Holdover.

Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred twenty five percent (125%) of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.                                                           Cumulative Remedies.

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.                                                           Covenants and Conditions; Construction of Agreement.

All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.                                                           Binding Effect; Choice of Law.

This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State of California. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.                                                           Subordination; Attornment; Non-Disturbance.

(1) Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

(2) Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Section 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

(3) Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device that is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

(4) Self-Executing. The agreements contained in this Section 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.                                                          Attorneys’ Fees.

If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach [Three Hundred Dollars and No Cents ($300.00) is a reasonable minimum per occurrence for such services and consultation].

32.                                                           Lessor’s Access; Showing Premises; Repairs.

Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or Lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

In exercising any of the rights granted to it under this Lease, including without limitation this Section 32, Lessor shall use its best efforts to eliminate any interference with Lessee’s business operations in the Premises. If, as a result of Lessor’s exercise of any of its rights under this Lease, Lessee is unable to conduct its normal business operations in the Premises for a period in excess of twenty-four (24) hours, all rent and additional rent payable to Lessor under this Lease shall equitably abate in proportion to the degree of interference, until such interference has been cured.

Such entry shall be upon reasonable prior notice to Lessee, and shall be done at such times and in such a manner as to minimize any interference with Lessee’s business operations in the Premises. If Lessor’s entry or work hereunder prevents Lessee from opening in the Premises or materially interferes with Lessee for a period in excess of twenty-four (24) hours, then Lessee’s rental obligations hereunder shall be abated in proportion to the degree of interference, until such interference ceases.

Notwithstanding the foregoing, or anything to the contrary contained in this Lease, Lessor shall not exercise its rights hereunder in a manner which materially and adversely affects or interferes with Lessee’s use, occupancy or quiet enjoyment of the Premises, or which materially and adversely interferes with visibility of the Premises or Lessee’s signage thereon, or with access to or from the Premises.

33.                                                          Force Majeure

In the event that Lessor or Lessee, cannot commence and/or complete the work or perform any other obligation of such party hereunder by the date specified therefore because of strikes, lockouts, labor disputes, acts of God, war, civil commotion, acts of terrorism, fire or other casualty, or other cause beyond the reasonable control of such party, other than financial inability (collectively, “Uncontrollable Events”), the time for the commencement and/or the completion of the work or the performance of such obligation shall be automatically extended for the period of delay due to the Uncontrollable Event. Included in the definition of Uncontrollable Events shall be the following: (a) delays to Lessor’s or Lessee’s obligations that are solely caused by the action or inaction of the other party (e.g., if Lessee fails to approve Lessor’s plans within the time period provided in this Section 33, this period of delay would be considered an Uncontrollable Event and Lessor’s construction deadlines would be increased by the number of days beyond Lessee’s allotted approval period); (b) all atypical and unusual weather-caused delays (e.g. record setting rains); and (c) all unreasonable or unusual delays caused solely by governmental authorities. However, usual or typical amounts of rainfall for the particular month or the customary time estimated for governmental approval of plans, issuing of permits, conducting inspections, etc., shall not be considered Uncontrollable Events. Notwithstanding anything to the contrary contained in this Lease, in no event shall this Section 33 be construed to excuse or delay the performance of a monetary obligation by either party or require Lessee to accept delivery of the Premises prior to the end of the occurrence of any Uncontrollable Events. In order for either Lessor or Lessee to avail itself of the rights granted in this Section 33, that party must notify the other party in writing within ten (10) days after the beginning of such event and again ten (10) days after the end of the occurrence of an Uncontrollable Event. If the Uncontrollable Events last for ten (10) consecutive days or less, then only one notice provided within ten (10) days after the end of such occurrence will be required.

34.                                                          Signs.

Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last six (6) months of the term hereof. Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35.                                                          Termination; Merger.

Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing sub tenancies. Lessor’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.                                                          Consents.

Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefore. Lessee shall not be obligated to reimburse Lessor more than One Thousand Dollars and No Cents ($1,000.00) in connection with any assignment or subletting requiring Lessor’s consent. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this

With the exception of fire, casualty or Lessor approved remodel of Lessee’s Premises, if Lessee fails to open to the public or stay open to the public and operate its business within the Premises for a period of sixty (60) days or longer (“Goes Dark”), then, anytime thereafter, Lessor, including all other rights and remedies under law and/or equity, shall have the right to terminate this Lease and recapture the Premises by giving sixty (60) days written notice to Lessee of Lessor’s intent to do so. In the event Lessor recaptures the Premises as set forth in this Section 40, Lessee shall have no further liabilities or obligations to Lessor. Furthermore, in no event shall Lessee be liable to Lessor for damages as a result of operating other stores in the area surrounding the Project, or any other area, nor shall Lessee be limited or restricted in any way from opening or operating other stores in the area surrounding the Project, or any other area

41.                                                           Security Measures.

Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.                                                          Reservations.

Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

43.                                                          Performance under Protest.

If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within six (6) months shall be deemed to have waived its right to protest such payment.

44.                                                          Authority. Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, Limited Liability Company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45.                                                            Conflict.

The provisions of the Addendum #1 (if any) shall control over any conflict between this Lease and the Addendum #1 attached hereto.

46.                                                            Offer.

Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.                                                           Amendments.

This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.                                                           Americans with Disabilities Act.

Since compliance with the Americans with Disabilities Act (“ADA”) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation except as otherwise provided elsewhere in this Lease. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense, except as otherwise provided elsewhere in this Lease.

49.                                                           TIME OF THE ESSENCE.

Time shall be of the essence in interpreting the provisions of this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IN WITNESS WHEREOF, Lessor and Lessee have caused their duly authorized representatives to execute and deliver this Lease as of the Effective Date.

LESSOR:

Systems II, LLC, a California limited liability company

By:	Sancam, Inc., it’s managing member

By:	/s/ Mark Gabay
Mark Gabay; President

January 21, 2010
Date of execution

Lessee:

WILSHIRE STATE BANK, a California corporation

By:	/s/ David Kim

Print Name:	David Kim, Sr. V.P.

January 19, 2010
Date of execution

By:	/s/ Paul Lee

Print Name:	Paul Lee

January 19, 2010
Date of execution

Addendum #1 to that certain Lease dated January 21st, 2010 by and between SYSTEMS II LLC, a California limited liability company (“Lessor”) WILSHIRE STATE BANK, a California corporation (“Lessee”) for the Premises located at 17500 Carmenita Road, Cerritos, California, 90703, and further described on Exhibit A (Site Plan) attached hereto (“Premises”)

Not withstanding the terms of the Lease, the following additions and modifications to the Lease contained in this Addendum #1 shall be made a part thereof and attached thereto. Unless otherwise provided herein, In the event of a conflict between this Addendum #1 and the Lease, the provisions of this Addendum #1 shall prevail.

50.                                 LESSOR’S WORK: None

51.                                 LESSEE’S WORK: Lessee’s Work, which shall be constructed at Lessee’s sole cost and expense except as provided for herein, may include, but not be limited to, such items as all interior and exterior signage, floor coverings, wall finishes, high quality fixtures, counters, displays, and anything Lessee desires for its Premises. The build-out shall be designed, constructed, furnished, and decorated in compliance with the Lessee design criteria and final plans approved by Lessor and the City of Cerritos.

IN WITNESS WHEREOF, Lessor and Lessee have caused their duly authorized representatives to execute and deliver this Addendum #1 as of the Effective Date.

LESSOR:

Systems II, LLC, a California limited liability company

By:	Sancam, Inc., it’s managing member

By:	/s/ Mark Gabay
Mark Gabay; President

January 21, 2010
Date of execution:

Lessee:

WILSHIRE STATE BANK, a California corporation

By:	/s/ David Kim

Print Name:	David Kim, SENIOR V.P.

JANUARY 19, 2010
Date of execution

By:	/s/ Paul Lee

Print Name:	PAUL LEE, FACILITIES OFFICER

JANUARY 19, 2010
Date of execution

Exhibit A-1 (Premises Plan)

FRESH & EASY
TOTAL AREA = 15,156 S.F.
SALES FLOOR AREA
10,688 S.F.
UNUSED AREA
1035 SQ. FT.
BANK
+/- 4667 SQ. FT.
IL AND RESTAURANT
+/- 15,034 SQ. FT.
(E) LOADING DOCK
(E) LOADING RAMP
(N) DOCK LEVELERS
(E) 6" FIRE
(E) SEWER
MECH. ROOM
GAS
ELEC/TEL. RM.
EXIT
RAMP
CLR.
POWER
TELEPHONE
(E) DEMISING WALL
(N) DEMISING WALL
LIMIT LINE OF WORK
TRASH RECEPTACLE
EXIT / ENTRY
8"Ø DECORATIVE PIPE BOLLARD AT STOREFRONT TYP.
DOUBLE CART CORRAL
BIKE RACK
ZERO CURB
(E) LINE OF CANOPY ABOVE
ACCESSIBLE PARKING (3)
FINNAL CART CORRA & LOCATION T.B.D. W PLANNING.
(E) TRANSFORMER
TRUCK RADIUS
2
NORTH
SITE PLAN
1
127'-10"
70'-3"
16'-3"
37'-7"
37'-5"
84'-4"
28'-9"
15'-0"
126'-6"
57'-2"
57'-3"
32'-10"
38'-8"
20'-1"
12'-4"
9'-0"
14'-8"
19'-9"
6'-3"
6'-10"
6'-0"
5'-0"
22'

EXHIBIT B

(SHOPPING CENTER RULES AND REGULATIONS)

PREMISES:

A.                        All floor areas of the premises (including vestibules, entrances, and air returns), doors, fixtures, windows, and plate glass shall be maintained in a safe and good condition.

B.                          All trash, refuse, and waste materials shall be stored in adequate containers and regularly removed from the premises. These containers shall not be visible to the general public and shall not constitute a health or fire hazard or nuisance to any Lessee.

C.                          No portion of the premises shall be used for lodging purposes.

D.                         Neither sidewalks nor walkways shall be used to display; store, or place any merchandise, equipment, or devices.

E.                           Lessee shall not install any curtains, blinds, shades, or screens on any window or door of the premises without Lessor’s consent.

COMMON AREAS:

A.                        Lessee and its authorized representatives and invitees shall use any roadway, walkway, or mall only for ingress to or egress from the stores in the shopping center. Use of the common areas shall be in an orderly manner in accordance with directional or other signs or guides. Roadways shall not be used at a speed in excess of ten miles per hour and shall not be used for parking or stopping, except for immediate loading or unloading of passengers. Walkways and malls shall be used for pedestrian travel only.

B.                          Lessee and its authorized representatives and invitees shall not use the parking areas for anything but parking motor vehicles. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking places. During peak periods of business activity, Lessor may impose limitations in all or parts of the parking area as to length of time for parking use.

C.                          During normal business hours, the use of the parking area shall be limited to customers, employees and vendors of the Lessees of the shopping center, and no others.

D.                         No person shall use any utility area, truck loading area, or other area reserved for use in conducting business, except for the specific purpose for which permission to use these areas has been given.

E.                           Without the consent of the Lessor, no person shall use any of the common areas for:

(1)                     Vending, peddling, or soliciting orders for sale or distributing of any merchandise, device, service, periodical, book, pamphlet, or other matter;

(2)                     Exhibiting any sign, placard, banner, notice, or other written material;

(3)                     Distributing any circular, booklet, handbill, placard, or other material;

(4)                     Soliciting membership in any organization, group, or association, or soliciting contributions for any purpose;

(5)                     Parading, patrolling, picketing, demonstrating, or engaging in conduct that might interfere with the use of the common areas or be detrimental to any of the other Lessees;

(6)                     Any purposes when none of the business establishments in the shopping center is open for business;

(7)                     Discarding any paper, glass, or extraneous matter of any kind, except in designated receptacles;

(8)                     Using a sound device of any kind or making or permitting any noise that is annoying, unpleasant, or distasteful;

(9)                     Damaging any sign, light standard, or fixture, landscaping material, or other improvement or property within the shopping center.

The listing of specific prohibitions is not intended to be exclusive, but to indicate the manner in which the right to use the common areas solely as a means of access and convenience in shopping at the business establishments in the shopping center is limited and controlled by Lessor.